Exhibit 99.3

GAP INC. ANNOUNCES FIRST QUARTER DIVIDEND

SAN FRANCISCO – March 2, 2021 – Gap Inc. (NYSE: GPS) today announced its board of directors affirmed the payment of its previously approved and deferred first quarter fiscal year 2020 dividend of $0.2425 per share, payable on or after April 28, 2021 to shareholders of record at the close of business on April 7, 2021.

The company also announced its intent to initiate a quarterly dividend beginning in the second quarter of fiscal year 2021 at a level that balances return of capital to shareholders while maintaining the financial flexibility to monitor the ongoing pandemic impacts and invest in growth initiatives.

Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding dividend payments in fiscal year 2021, including the intent to reinstate a regular quarterly dividend.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. Information regarding factors that could cause results to differ can be found in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 9, 2020, as well as the company’s subsequent filings with the Securities and Exchange Commission.
These forward-looking statements are based on information as of March 2, 2021. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc., a collection of purpose-led lifestyle brands, is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic, Athleta, Intermix, and Janie and Jack brands. Fiscal year 2019 net sales were $16.4 billion. Gap Inc. products are available for purchase worldwide through company-operated stores, franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Media Relations Contact:
Megan Foote
(415) 832-1989
Press@gap.com

Investor Relations Contact:
Steve Austenfeld
(415) 427-1807
Investor_relations@gap.com